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                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

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[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                            UNIT INSTRUMENTS, INC.
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               (Name of Registrant as Specified In Its Charter)

                            UNIT INSTRUMENTS, INC.
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                  (Name of Person(s) Filing Proxy Statement)


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                                  October 8, 1997



To the Shareholders of Unit Instruments, Inc.

     On September 3, 1997, A. Wade Blackman resigned from the Registrant's Board of Directors. Mr. Blackman had not been nominated for reelection to the Board at the Registrant's next Annual Meeting of Shareholders, to be held on October 24, 1997. In his letter of resignation, Mr. Blackman stated that the reason for his resignation was that the Board of Directors of the Company had adopted certain policies regarding the strategic direction of the Company which are incompatible with Mr. Blackman's belief that the Company should be sold at auction immediately. Mr. Blackman further asserted that the Company's Board of Directors had approved the sale of the Company, but that this approval was not reflected correctly in the minutes of the meetings of the Company's Board of Directors.

     The Company believes that Mr. Blackman's contentions are misleading and factually inaccurate, and its election to not respond to each such contention should not be construed as agreement therewith. The Company believes that the minutes of the meetings of its Board of Directors accurately set forth all actions taken therein, and all such minutes have been duly approved as to form and content by the Company's Board of Directors. As previously reported, the management of the Company, as well as a majority of the Company's Board of Directors, favor the ongoing examination of all strategic alternatives to maximize shareholder value, rather than the immediate sale of the Company at auction.

     If you have any questions regarding the foregoing, please feel free to call me or Gary Patten, the Company's Chief Financial Officer, at (714) 921-2640.


                                       Sincerely,

                                       /s/Michael J. Doyle

                                       Michael J.  Doyle
                                       President and Chief Executive Officer